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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 8, 1997, with respect to the combined statements of assets to be sold and the related combined statements of vessel operations of Care Offshore, Inc., included in the Registration Statement (Form S-3) and related Prospectus of Hvide Marine Incorporated, dated December 11, 1997, for the Registration of 5,750,000 shares of its common stock.

                                          /s/ ATAG Ernst & Young SA

Geneva, Switzerland
December 9, 1997